UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 16, 2023

Date of Report (Date of earliest event reported)

DBV Technologies S.A.

(Exact name of registrant as specified in its charter)

France	001-36697	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177-181 avenue Pierre Brossolette 92120 Montrouge France	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +33 1 55 42 78 78

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value €0.10 per share	n/a	The Nasdaq Stock Market LLC *
American Depositary Shares, each representing one- half of one ordinary share, nominal value €0.10 per share	DBVT	The Nasdaq Stock Market LLC

*	Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On October 16, 2023, DBV Technologies S.A. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report, among other things, the departure of Sébastien Robitaille from his position as the Chief Financial Officer of the Company and the appointment of Virginie Boucinha as the Chief Financial Officer and principal accounting officer of the Company. On November 2, 2023, the Company filed an Amendment No. 1 on Form 8-K/A to supplement the disclosure contained in Item 5.02 of the Original Form 8-K by providing additional information regarding the compensatory and other arrangements entered into with Mr. Robitaille in connection with his departure (the “Amendment No. 1”). This Amendment No. 2 on Form 8-K/A is being filed to further supplement the disclosure contained in Item 5.02 of the Original Form 8-K and Amendment No. 1 by providing additional information regarding the compensatory and other arrangements entered into with Ms. Bouchinha in connection with her appointment. The Original Form 8-K and Amendment No. 1 otherwise remain unchanged.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2023, DBV Technologies S.A. (the “Company”) announced the appointment of Virginie Boucinha as the Company’s Chief Financial Officer and principal accounting officer, effective as of November 6, 2023.

On November 1, the Company entered into an offer letter with Ms. Boucinha, effective as of November 6, 2023, governing the terms of her service as the Company’s Chief Financial Officer (the “Offer Letter”). Under the terms of the Offer Letter, Ms. Boucinha will receive an annual base salary of 295,000 euros and will be eligible to receive an annual performance bonus with a target of 40% of Ms. Boucinha’s base salary. Any actual annual performance bonus amount will be based upon the Board’s good faith assessment of Ms. Boucinha’s and the Company’s attainment of goals established by the Board in its reasonable discretion.

The Offer Letter further provides that, pending approval of the Board, Ms. Boucinha may be eligible to receive a grant for an option to purchase 113,000 shares and 19,000 restricted share units at a future date.

Ms. Boucinha is also expected to enter into the Company’s standard confidentiality and dispute resolution agreements, as well as the Company’s standard indemnification agreement with officers in the form of agreement previously filed as Exhibit 10.3 to the Company’s Registration Statement on Form F-1/A filed with the U.S. Securities and Exchange Commission on October 15, 2014.

Pursuant to the terms of the Offer Letter, Ms. Boucinha’s employment is at will and may be terminated at any time by the Company or Ms. Boucinha.

The foregoing description of the Offer Letter is not complete and is qualified in its entirety by reference to the Offer Letter, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DBV Technologies S.A.
Dated: November 6, 2023

	By:	/s/ Daniel Tassé
Daniel Tassé
Chief Executive Officer